QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

Index to financial statements

Page
Mac-Gray Corporation
Unaudited consolidated financial statements
Condensed Consolidated Balance Sheets at December 31, 2004 and June 30, 2005	F-2
Condensed Consolidated Income Statements for the Three and Six Months Ended June 30, 2004 and 2005	F-3
Condensed Consolidated Statement of Stockholders' Equity for the Six Months Ended June 30, 2005	F-4
Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2004 and 2005	F-5
Notes to Condensed Consolidated Financial Statements	F-6

Mac-Gray Corporation
Condensed consolidated balance sheets
(Dollars in thousands, except par value)

	December 31, 2004	June 30 2005
		(unaudited)

Assets
Current assets:
Cash and cash equivalents	$6,491	$11,375
Trade receivables, net of allowance for doubtful accounts	8,437	4,943
Inventory of finished goods	5,099	11,328
Prepaid expenses, facilities management rent and other current assets	10,242	8,035

Total current assets	30,269	35,681
Property, plant and equipment, net	89,776	115,355
Goodwill	37,941	37,941
Intangible assets, net	33,950	112,571
Prepaid expenses, facilities management rent and other assets	10,394	11,231

Total assets	$202,330	$312,779

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$6,103	$11,082
Trade accounts payable and accrued expenses	15,415	26,612
Accrued facilities management rent	10,685	14,271
Deferred revenues and deposits	803	171

Total current liabilities	33,006	52,136
Long-term debt and capital lease obligations	67,225	149,746
Deferred income taxes	25,464	25,105
Other liabilities	699	875
Commitments and contingencies (Note 6)	—	—
Stockholders' equity:
Preferred stock of Mac-Gray Corporation ($.01 par value, 5 million shares authorized, no shares outstanding)	—	—
Common stock of Mac-Gray Corporation ($.01 par value, 30 million shares authorized, 13,443,754 issued and 12,782,089 outstanding at December 31, 2004, and 13,443,754 issued and 12,864,662 outstanding at June 30, 2005)	134	134
Additional paid in capital	68,568	68,568
Accumulated other comprehensive income	822	462
Retained earnings	13,283	21,766

	82,807	90,930
Less: common stock in treasury, at cost (661,665 shares at December 31, 2004 and 579,092 shares at June 30, 2005)	(6,871)	(6,013)

Total stockholders' equity	75,936	84,917

Total liabilities and stockholders' equity	$202,330	$312,779

The accompanying notes are an integral part of these condensed consolidated financial statements.

Mac-Gray Corporation
Condensed consolidated income statements (unaudited)
(Dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2004	2005	2004	2005

Revenue:
Facilities management revenue	$34,803	$52,922	$69,887	$106,433
Product sales	10,408	10,461	18,884	19,323

Total revenue	45,211	63,383	88,771	125,756

Cost of revenue:
Cost of facilities management revenue	23,547	35,721	46,994	70,702
Depreciation and amortization	5,369	7,835	10,332	15,580
Cost of product sales	7,153	7,795	13,191	14,321

Total cost of revenue	36,069	51,351	70,517	100,603

Gross margin	9,142	12,032	18,254	25,153

General and administration expenses	2,846	3,210	5,449	6,817
Sales and marketing expenses	3,495	4,200	6,498	7,988
Depreciation and amortization	277	237	540	549
Loss on early extinguishment of debt	—	—	183	207
Gain on sale of assets	(74)	(10,863)	(1,307)	(10,887)

Income from operations	2,598	15,248	6,891	20,479
Interest expense, net	1,056	2,553	2,123	4,825

Income before provision for income taxes	1,542	12,695	4,768	15,654
Provision for income taxes	665	5,395	2,052	6,652

Net income	$877	$7,300	$2,716	$9,002

Net income per common share—basic	$0.07	$0.57	$0.21	$0.70

Net income per common share—diluted	$0.07	$0.55	$0.21	$0.68

Weighted average common shares outstanding—basic	12,673	12,848	12,640	12,829

Weighted average common shares outstanding—diluted	13,069	13,204	13,031	13,183

The accompanying notes are an integral part of these condensed consolidated financial statements.

Mac-Gray Corporation condensed consolidated statements of stockholders' equity (Unaudited)

	Common Stock						Treasury Stock
			Additional Paid In Capital	Accumulated Other Comprehensive Income
(in thousands, except share data)	Number of shares	Value			Comprehensive Income	Retained Earnings	Number of shares	Cost	Total

Balance, December 31, 2004	13,443,754	$134	$68,568	$822		$13,283	661,665	$(6,871)	$75,936
Net income	—	—	—	—	$—	9,002	—	—	9,002
Other comprehensive income:
Unrealized loss on derivative instruments and reclassification adjustment, net of tax of $240 (Note 4)	—	—	—	(360)	(360)	—	—	—	(360)

Comprehensive income	—	—	—	—	$(360)	—	—	—	—

Options exercised	—	—	—	—		(444)	(65,833)	684	240
Stock issuance—Employee Stock Purchase Plan	—	—	—	—		(70)	(14,355)	149	79
Stock granted to directors	—	—	—	—		(5)	(2,385)	25	20

Balance, June 30, 2005	13,443,754	$134	$68,568	$462		$21,766	579,092	$(6,013)	$84,917

The accompanying notes are an integral part of these condensed consolidated financial statements.

Mac-Gray Corporation
Condensed consolidated statements of cash flows (Unaudited)

	Six months ended June 30,
(in thousands)	2004	2005

Cash flows from operating activities:
Net income	$2,716	$9,002
Adjustments to reconcile net income to net cash flows provided by operating activities, net of effects of acquisition:
Depreciation and amortization	10,872	16,129
Loss on early extinguishment of debt	183	207
Increase in allowance for doubtful accounts and lease reserves	75	22
Gain on sale of assets	(1,307)	(10,887)
Director stock grants	18	20
Non-cash interest expense	702	196
Deferred income taxes	1,765	1,499
Decrease in accounts receivable	2,805	3,472
Decrease (Increase) in inventory	643	(5,230)
Increase in prepaid expenses, facilities management rent and other assets	(1,926)	(2,121)
Increase in accounts payable, accrued facilities management rent and accrued expenses	2,542	13,131
Decrease in deferred revenues and customer deposits	(481)	(632)

Net cash flows provided by operating activities	18,607	24,808

Cash flows from investing activities:
Capital expenditures	(8,967)	(11,610)
Payments for acquisitions, net of cash acquired	(40,481)	(106,244)
Proceeds from sale of assets	2,123	12,163

Net cash flows used in investing activities	(47,325)	(105,691)

Cash flows from financing activities:
(Payments) borrowings on long-term debt and capital lease obligations	(643)	(637)
Borrowings on 2005 term credit facility	—	80,000
Payments on 2005 term credit facility	—	(4,000)
Borrowings on 2003 Senior Secured Credit Facility and mortgage note payable	30,734	—
Payments on 2003 term credit facility and mortgage note payable	—	(33,880)
Borrowings on revolving credit facility, net	—	45,294
Financing costs	(297)	(1,329)
Proceeds from issuance of common stock	42	79
Proceeds from exercise of stock options	417	240

Net cash flows provided by financing activities	30,253	85,767

Increase in cash and cash equivalents	1,535	4,884
Cash and cash equivalents, beginning of period	5,296	6,491

Cash and cash equivalents, end of period	$6,831	$11,375

Supplemental disclosure of non-cash investing and financing activities: During the six months ended June 30, 2004 and 2005, the Company acquired various vehicles under capital lease agreements totaling $998 and $671, respectively.

The Company retired 7,600 shares of treasury stock at a cost of $79 during the six months ended June 30, 2004.

The accompanying notes are an integral part of these condensed consolidated financial statements.

Mac-Gray Corporation

Notes to condensed consolidated financial statements (unaudited) (continued)

(in thousands, except per share data)

1. Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial reporting and the instructions to Form 10-Q and rule 10-01 of Regulation S-X. The unaudited interim condensed consolidated financial statements do not include all information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of the management of Mac-Gray Corporation (the "Company" or "Mac-Gray"), the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting of normal, recurring adjustments), which are necessary to present fairly the Company's financial position, the results of its operations, and its cash flows. These unaudited condensed consolidated financial statements should be read in conjunction with the Company's 2004 audited consolidated financial statements filed with the Securities and Exchange Commission in its Annual Report on Form 10-K for the year ended December 31, 2004. The results for interim periods are not necessarily indicative of the results to be expected for the full year.

The Company generates the majority of its revenue from card or coin-operated laundry equipment located in 40 states throughout the United States, as well as the District of Columbia. A portion of its revenue is also derived from the sale of the Company's MicroFridge® product lines. The Company's principal customer base is the multi-unit housing market, which consists of apartments, condominium units, colleges and universities, military bases, hotels and motels. The Company also sells, services and leases commercial laundry equipment to commercial laundromats and institutions. The majority of the Company's purchases of laundry equipment are from one supplier. The Company also derives a small portion of its revenue from card/coin-operated reprographic equipment.

2. Acquisitions

On January 10, 2005, the Company acquired the laundry facilities management assets of Web Service Company, Inc., or "Web", in several western and southern states (the "2005 Acquisition"). On January 16, 2004, the Company acquired Web's laundry facilities management assets in the eastern United States. As part of the purchase price for the assets acquired on January 16, 2004, the Company transferred certain of its laundry facilities management assets valued at $2,000 to Web. In accordance with SFAS No. 141, "Business Combinations", the disposal of assets and related contracts was recognized at fair value, the difference between the fair value and the Company's cost recognized as a gain and the fair value of the assets transferred to the seller is included in the acquisition costs. This sale resulted in a gain of approximately $1,218. The acquisitions have been reflected in the accompanying condensed consolidated financial statements from the date of the acquisitions, and have been accounted for as purchase business combinations in accordance with SFAS No. 141. The total purchase price of these acquisitions have been allocated to the acquired assets and liabilities based on estimates of their related fair value. The Company engaged an independent business appraisal firm to estimate the fair value of the assets acquired in each acquisition and to advise the Company on the proper allocation of the purchase price. For each acquisition a twenty-year amortization period has been assigned to the acquired contract rights and a five-year depreciation period has been assigned to the acquired used laundry equipment. The amount allocated to the trade name will not be amortized, as the Company believes it will use the name indefinitely.

The total purchase price of each of these acquisitions, including assumed liabilities of $489 and $4,280, respectively, was allocated as follows:

	Acquisition Date
	January 16, 2004	January 10, 2005

Facilities Management Contract Rights	$28,060	$68,638
Equipment	12,027	25,099
Trade Name	—	12,650
Inventory	804	999
Accrued Uncollected Cash	941	3,900
Furniture & Fixtures	30	1,452
Non-Compete Agreement	49	—

Total Purchase Price	$41,911	$112,738

The following unaudited pro forma operating results of the Company assume the 2005 Acquisition took place on January 1, 2004. Such information includes adjustments to reflect additional depreciation, amortization and interest expense, and is not necessarily indicative of what the results of operations would have been or the expected results of operations in future periods.

	Three Months Ended June 30, 2004	Six Months Ended June 30, 2004

Net revenue	$62,355	$123,588
Net income/(loss)	(187)	263
Net income/(loss) per share:
Basic	$(0.01)	$0.02
Diluted	$(0.01)	$0.02

3. Sale of Corporate Headquarters

On June 30, 2005, the Company completed the sale of its corporate headquarters in Cambridge, Massachusetts for $11,750 in cash, resulting in a gain of $6,088, net of taxes. The Company used the net proceeds from the sale to repay the $3,840 balance of the mortgage loan on the property and temporarily reduce the outstanding balance of the 2005 Revolver by $7,535. Subsequent to June 30, 2005, the Company used $2,000 of the net proceeds that had been temporarily applied to reduce the 2005 Revolver to repay a portion of the 2005 Term Loan. Concurrent with the closing of the sale, the Company has entered into a short term lease while it relocates its corporate, warehouse and branch operations to new facilities. The Company has entered into a lease for its corporate headquarters which it expects to occupy late in the fourth quarter of 2005.

4. Long Term Debt

Concurrent with the January 10, 2005 acquisition, the Company entered into new Senior Secured Credit Facilities ("2005 Credit Facilities"). This transaction retired both the June 2003 Revolving Line of Credit and the June 2003 Senior Secured Term Loan Facility, which had been amended in January 2004 (the "January 2004 amendment"). The 2005 Credit Facilities provide for borrowings up to $200,000, consisting of a $120,000 Revolving Line of Credit ("2005 Revolver") and an $80,000 Senior Secured Term Loan Facility ("2005 Term Loan"). The 2005 Credit Facilities mature on January 10, 2010. The 2005 Credit Facilities are collateralized by a blanket lien on the assets of the Company and its two main subsidiaries, Mac-Gray Services, Inc. and Intirion Corporation, as well as a pledge by the Company of all the capital stock of these two subsidiaries. The 2005 Term Loan requires quarterly payments of $2,000 during 2005, $3,000 during 2006, $4,000 during 2007, $5,000 during 2008, and $6,000 for the first three quarters of 2009 and a final payment of $6,000 on January 10, 2010. The 2005 Term Loan is subject to mandatory prepayment with, in general and subject to exception: (i) 100% of the net proceeds received by the Company from any sale, transfer or other disposition of any of the Company's properties or assets, (ii) 100% of the net proceeds received by the Company from any casualty or other insured damage to, or any taking under power of eminent domain or similar proceeding of, any of our properties or assets, (iii) 50% of the net proceeds received by the Company from the issuance of its equity interests or any capital contribution, (iv) 100% of the net proceeds above $2,000 received by the Company from the sale of its corporate headquarters in Cambridge (which was sold on June 30, 2005) and (v) 100% of the net proceeds received by the Company from its incurrence of any indebtedness other than permitted indebtedness. In addition to the scheduled quarterly payments, the Company is required to repay the 2005 Term Loan with an amount equal to 50% of excess cash flow (as such term is defined in the Credit Agreement governing the 2005 Credit Facilities (the "Credit Agreement")) for each fiscal year, commencing with the fiscal year ended December 31, 2005, if the funded debt ratio (as such term is defined in the Credit Agreement) is greater than or equal to 1.50 to 1.

Borrowings outstanding under the 2005 Credit Facilities bear interest at a fluctuating rate equal to (i) in the case of Eurodollar rate loans, the LIBOR rate (adjusted for statutory reserves) plus an applicable percentage, ranging from 1.75% to 2.50% (currently 2.25%) determined quarterly by reference to the funded debt ratio, or (ii) in the case of alternate base rate loans and swing line loans, the higher of (a) the federal funds rate plus 0.5% or (b) the annual rate of interest announced by JPMorgan Chase Bank, N.A. as its "prime rate," in each case, plus an applicable percentage, ranging from 0.75% to 1.50% (currently 1.25%), determined quarterly by reference to the funded debt ratio. The weighted average interest rates of the Company's borrowings under the 2005 Credit Facilities at December 31, 2004 and June 30, 2005 were 4.5% and 5.6%, respectively.

The 2005 Credit Facilities include customary covenants, including, but not limited to, restrictions pertaining to: (i) the incurrence of additional indebtedness, (ii) limitations on liens, (iii) making distributions, dividends and other payments, (iv) the making of certain investments and loans, (v) mergers, consolidations and acquisitions, (vi) dispositions of assets, (vii) the maintenance of minimum consolidated net worth, funded debt ratios and consolidated cash flow coverage ratios, (viii) transactions with affiliates, (ix) sale and leaseback transactions, (x) entering into swap agreements and (xi) changes to governing documents, in each case subject to numerous baskets, exceptions and thresholds. The funded debt ratio and consolidated cash flow coverage ratio that the Company was required to meet as of June 30, 2005 were 3.75 to 1.00 and 1.00 to 1.00, respectively. The Company was in compliance with these and all other financial covenants at June 30, 2005.

The 2005 Credit Facilities provide for customary events of default, including, but not limited to:(i) failure to pay any principal or interest when due, (ii) failure to comply with covenants,(iii) any material representation or warranty made by the Company proving to be incorrect in any material respect, (iv) defaults relating to or acceleration of other material indebtedness, (v) certain insolvency or receivership events affecting the Company or any of its subsidiaries, (vi) a change in control, (vii) material judgments, claims or liabilities against the Company or (viii) a material defect in the lenders' lien against the collateral securing the obligations under the Credit Agreement. The Company was not in default under the 2005 Credit Facilities at June 30, 2005.

Concurrent with the January 2004 amendment and the January 2005 Senior Secured Credit Facilities, the Company expensed approximately $183 and $207 in deferred financing costs in the periods ended June 30, 2004 and 2005, respectively.

On March 4, 2004, the Company obtained a $4,000 mortgage loan on its corporate headquarters in Cambridge, Massachusetts. The terms of the loan included interest at a rate of LIBOR plus 1.50%, a twenty-five year amortization with quarterly payments of $40 plus interest, and a balloon payment of $3,280 due upon maturity on December 31, 2008. On June 30, 2005, the outstanding mortgage loan was paid in full as a result of the sale of the real estate.

Long-term debt also includes capital lease obligations on the company's vehicles totaling $2,465 at December 31, 2004 and $2,550 at June 30, 2005.

Required payments under the Company's long-term debt and capital lease obligations are as follows:

2005 (six months)	$4,561
2006	13,036
2007	16,659
2008	20,272
2009	18,022
2010	88,278

$160,828

5. Derivative Instruments

The Company has entered into standard International Swaps and Derivatives Association ("ISDA") interest rate swap agreements (the "Swap Agreements") to manage the interest rate risk associated with its debt. The Company has designated its interest rate swap agreements as cash flow hedges. The table below outlines the details of each swap agreement:

Date of Origin	Original Notional Amount	Fixed/ Amortizing		Notional Amount June 30, 2005	Expiration Date	Fixed Rate

Jun 24, 2003	$20,000	Fixed		$20,000	Jun 30, 2008	2.69%
Jun 24, 2003	$20,000	Amortizing		$14,286	Jun 30, 2008	2.34%
Feb 13, 2004	$21,600	Fixed		$21,600	Feb 17, 2007	2.58%
Mar 8, 2004	$4,000	Amortizing		$3,800	Dec 31, 2008	3.09%
May 2, 2005	$72,000	Amortizing		$70,000	Dec 31, 2009	4.15%
April 28, 2005	$17,000	Fixed	(1)	$—	Dec 31, 2011	4.69%
May 2, 2005	$15,000	Fixed		$15,000	Dec 31, 2011	4.45%
April 28, 2005	$12,000	Fixed	(2)	$—	Dec 31, 2009	4.66%
April 28, 2005	$10,000	Fixed	(3)	$—	Dec 31, 2011	4.77%

(1)
Effective Date is March 31, 2007

(2)
Effective Date is June 30, 2008

(3)
Effective Date is June 30, 2008

In accordance with the Swap Agreements and on a quarterly basis, interest expense is calculated based on the floating 90-day LIBOR and the fixed rate. If interest expense as calculated is greater based on the 90-day LIBOR, the financial institution pays the difference to the Company; if interest expense as calculated is greater based on the fixed rate, the Company pays the difference to the financial institution. Depending on fluctuations in the LIBOR, the Company's interest rate exposure and its related impact on interest expense and net cash flow may increase or decrease. The counter party to the swap agreement exposes the Company to credit loss in the event of non-performance; however, nonperformance is not anticipated.

The fair value of the Swap Agreements is the estimated amount that the Company would receive or pay to terminate the agreement at the reporting date, taking into account current interest rates and the credit worthiness of the counter party. At December 31, 2004 and June 30, 2005, the fair value of the Swap Agreements, net of related taxes, were unrealized gains of $940 and $462, respectively. These amounts have been included in other assets on the condensed consolidated balance sheet.

On June 24, 2003 the Company terminated two $20,000 interest rate swap agreements which had been in effect since February 2000 and January 2002, respectively. The January 2002 interest rate swap agreement was due to expire in February 2004 while the February 2000 interest rate swap agreement was due to expire in February 2005. The Company paid $3,037 to terminate both the February 2000 and January 2002 swap agreements. As the timing of the forecasted future interest payments did not significantly change as a result of the replacement of our prior credit facility with the 2005 Credit Facilities, the accumulated other comprehensive losses related to the terminated interest rate swap agreements are reclassified against current period earnings in the same period the forecasted interest payments occur. Upon termination, there was $1,419, net of taxes of $946, included in accumulated other comprehensive loss. The $88 associated with the January 2002 interest rate swap agreement was reclassified as an earnings charge through February 2004 and the $1,331 associated with the February 2000 interest rate swap agreement was reclassified as an earnings charge through February 2005.

The changes in accumulated other comprehensive (loss) income relate entirely to the Company's interest rate swap agreements. If the Company were to change its hedging strategy, it would recognize a gain of approximately of $462 based on the fair value of the Swap Agreements at June 30, 2005. The components of other comprehensive income are as follows:

	For the three months ended		For the six months ended
	June 30, 2004	June 30, 2005	June 30, 2004	June 30, 2005

Unrealized (loss) gain on derivative instruments	$2,049	$(1,633)	$1,102	$(796)
Reclassification adjustment	333	—	702	196

Total other comprehensive income before income taxes	2,382	(1,633)	1,804	(600)
Income tax benefit (expense)	(953)	653	(722)	240

Total other comprehensive (loss) income	$1,429	$(980)	$1,082	$(360)

6. Goodwill and Intangible Assets

Goodwill, which will not be further amortized, and intangible assets to be amortized consist of the following:

	As of December 31, 2004
	Cost	Accumulated Amortization	Net Book Value

Goodwill:
Facilities Management	$37,718		$37,718
Product Sales	223		223

	$37,941		$37,941

Intangible assets:
Facilities Management:
Non-compete agreements	$4,580	$4,018	$562
Contract rights	38,807	6,661	32,146
Product Sales:
Customer lists	1,451	637	814
Deferred financing costs	1,029	601	428

	$45,867	$11,917	$33,950

	As of June 30, 2005
	Cost	Accumulated Amortization	Net Book Value

Goodwill:
Facilities Management	$37,718		$37,718
Product Sales	223		223

	$37,941		$37,941

Intangible assets:
Facilities Management:
Trade Name	$12,650		$12,650
Non-compete agreements	4,580	$4,057	523
Contract rights	106,535	9,294	97,241
Product Sales:
Customer lists	1,451	685	766
Deferred financing costs	1,571	180	1,391

	$126,787	$14,216	$112,571

Estimated future amortization expense of intangible assets consists of the following:

2005 (six months)	$2,949
2006	5,898
2007	5,898
2008	5,898
2009	5,895
Thereafter	73,383

$99,921

Amortization expense of intangible assets for the six months ended June 30, 2004 and 2005 was $1,304 and $2,996, respectively.

7. Commitments and Contingencies

The Company is involved in various litigation proceedings arising in the normal course of business. In the opinion of management, the Company's ultimate liability, if any, under pending litigation would not materially affect its financial condition or the results of its operations.

8. New Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board ("FASB") issued FASB Statement No. 151, "Inventory Costs, an Amendment of ARB No. 43 Chapter 4" ("SFAS 151"). SFAS 151 is applicable for inventory costs incurred during fiscal years beginning after June 15, 2005. SFAS 151 requires that items such as idle facility expense, excessive spoilage, double freight and rehandling be recognized as current-period charges rather than being included in inventory regardless of whether the costs meet the criterion of abnormal as defined in ARB 43. The Company is currently completing its evaluation of the adoption of SFAS 151 and the impact, if any, that this statement will have on its results of operations.

In December 2004, the FASB issued Statement of Financial Accounting Standards No. 123 (revised 2004), "Share Based Payment" ("SFAS 123R"). SFAS 123R is a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation," supersedes Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and amends SFAS No. 95 "Statement of Cash Flows." SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. SFAS 123R is effective for fiscal years beginning after June 15, 2005, or for the Company, January 1, 2006. In March 2005, the U.S. Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin No. 107, "Share-Based Payments" ("SAB 107"). SAB

107 expresses views of the SEC regarding the interaction between SFAS and certain SEC rules and regulations and provides the SEC's views regarding the valuation of share-based compensation for public companies. The Company is currently completing its evaluation of the adoption of SFAS 123R and the impact that this statement will have on its results of operations. The Company will apply the principles of SAB 107 in conjunction with its adoption of SFAS 123R.

In March 2005, the FASB issued FASB Interpretation No. 47 ("FIN 47"), "Accounting for Conditional Asset Retirement Obligations." FIN 47 clarifies that the term "conditional asset retirement obligation" as used in SFAS No. 143, "Accounting for Assets Retirements Obligations," refers to a legal obligation to perform an asset retirement activity in which the timing and or method of settlement are conditional on a future event that may or may not be within the control of the entity. Furthermore, the uncertainty about the timing and or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FIN 47 clarifies that an entity is required to recognize the liability for the fair value of a conditional asset obligation when incurred if the liability's fair value can be reasonably estimated. Adoption of FIN 47 will not have any effect on the Company's results of operations, financial condition or cash flows. The Company will implement FIN 47 effective January 1, 2006.

In June 2005, the FASB issued Statement No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20, Accounting Changes, and Statement No. 3, Reporting Accounting Changes in Interim Financial Statements" (FAS 154). FAS 154 changes the requirements for the accounting for, and reporting of, a change in accounting principle. Previously, most voluntary changes in accounting principles were required to be recognized by way of a cumulative effect adjustment within net income during the period of the change. FAS 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. FAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, the Statement does not change the transition provisions of any existing accounting pronouncements. We do not believe adoption of FAS 154 will have a material effect on our consolidated financial position, results of operations or cash flows.

Mac-Gray Corporation

Notes to condensed consolidated financial statements (unaudited) (continued)

(In thousands, except per share data)

9. Earnings Per Share

A reconciliation of the weighted average number of common shares outstanding is as follows:

	For the Three Months Ended June 30, 2004
	Income	Shares	Per Share Amount

Net income available to common stockholders-basic	$877	12,673	$0.07

Effect of dilutive securities:
Stock options		396

Net income available to common stockholders-diluted	$877	13,069	$0.07

	For the Three Months Ended June 30, 2005
	Income	Shares	Per Share Amount

Net income available to common stockholders-basic	$7,300	12,848	$0.57

Effect of dilutive securities:
Stock options		356

Net income available to common stockholders-diluted	$7,300	13,204	$0.55

	For the Six Months Ended June 30, 2004
	Income	Shares	Per Share Amount

Net income available to common stockholders-basic	$2,716	12,640	$0.21

Effect of dilutive securities:
Stock options		391

Net income available to common stockholders-diluted	$2,716	13,031	$0.21

	For the Six Months Ended June 30, 2005
	Income	Shares	Per Share Amount

Net income available to common stockholders-basic	$9,002	12,829	$0.70

Effect of dilutive securities:
Stock options		354

Net income available to common stockholders-diluted	$9,002	13,183	$0.68

There were 57 and 27 shares under option plans that were excluded from the computation of diluted earnings per share at June 30, 2004 and 2005 due to their anti-dilutive effects.

10. Segment Information

The Company operates four business units which are based on the Company's different product and service categories: Laundry Facilities Management, Laundry Equipment Sales, MicroFridge® and Reprographics. These four business units have been aggregated into two reportable segments ("Facilities Management" and "Product Sales"). The Facilities Management segment includes two business units: Laundry Facilities Management and Reprographics. The Laundry Facilities Management business unit provides coin and debit-card-operated laundry equipment to multi-unit housing facilities such as apartment buildings, colleges and universities and public housing complexes. The Reprographics business unit provides coin and debit-card-operated copiers to academic and public libraries through its Reprographics business unit. The Product Sales segment includes two business units: MicroFridge® and Laundry Equipment Sales. The MicroFridge® business unit revenue includes sales of its own patented and proprietary line of refrigerator/freezer/microwave oven combinations to a customer base which includes hospitality and assisted living facilities, military housing and colleges and universities. The Laundry Equipment Sales business unit operates as a distributor of, and provides service to, commercial laundry equipment in public laundromats, as well as for institutional purchasers, including hospitals, hotels and the United States military for use in their own on-premise laundry facilities.

Prior to January 2005, the Company operated the same four business units, but they were aggregated into different reportable segments ("Laundry and Reprographics" and "MicroFridge®"). The Laundry and Reprographics segment included the Laundry Facilities Management, Laundry Equipment Sales and Reprographics business units while the MicroFridge® segment included only MicroFridge® sales, which included laundry equipment sales to the United States military.

In January 2005, the Company restructured portions of its sales organization and the corresponding internal financial reporting of its business segments to improve the sales and marketing efforts associated with the sales of equipment and appliances.

There are no intersegment revenues.

The tables below present information about the operations of the reportable segments of Mac-Gray for the three and six months ended June 30, 2004 and 2005. The information presented represents the key financial metrics that are utilized by the Company's senior management in assessing the performance of each of the Company's reportable segments. For comparative purposes the Company has reclassified its revenues and gross margins for the three and six months ended June 30, 2004 into the Company's current Facilities Management and Product Sales segments.

	For the three months ended June 30,		For the six months ended June 30,
	2004	2005	2004	2005

Revenue:
Facilities management	$34,803	$52,922	$69,887	$106,433
Product sales	10,408	10,461	18,884	19,323

Total	45,211	63,383	88,771	125,756
Gross margin:
Facilities management	6,105	9,469	12,997	20,356
Product sales	3,037	2,563	5,257	4,797

Total	9,142	12,032	18,254	25,153
Selling, general and administration expenses	6,618	7,647	12,487	15,354
Loss on early extinguishment of debt	—	—	183	207
Gain on sale of assets	(74)	(10,863)	(1,307)	(10,887)
Interest and other expenses, net	1,056	2,553	2,123	4,825

Income before provision for income taxes	$1,542	$12,695	$4,768	$15,654

	December 31, 2004	June 30, 2005

Assets:
Facilities management	$165,481	$276,524
Product sales	26,045	25,112

Total for reportable segments	191,526	301,636
Corporate(1)	8,019	10,294
Deferred income taxes	2,785	849

Total assets	$202,330	$312,779

(1)
Principally cash and cash equivalents, prepaid expenses and property, plant & equipment.

11. Stock Compensation

The Company's stock option plans are accounted for at intrinsic value in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"). The Company uses the disclosure requirements of Statement of Financial Accounting

Standard No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Under APB No. 25, the Company does not recognize compensation expense on stock options granted to employees, because the exercise price of each option is equal to the market price of the underlying stock on the date of the grant.

If the Company had elected to recognize compensation cost based on the fair value of the options granted at grant date as prescribed by SFAS 123, the Company's net income and earnings per share would have been reduced to the following pro-forma amounts:

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2005	2004	2005

Stock-based employee compensation expense, as reported	$—	$—	$—	$—

Net income, as reported	$877	$7,300	$2,716	$9,002
Deduct: Total stock-based employee compensation expense determined under fair value method for all awards, net of related tax effects	(65)	(72)	(163)	(109)

Pro forma net income	$812	$7,228	$2,553	$8,893

Earnings per share:
Basic, as reported	$0.07	$0.57	$0.21	$0.70
Basic, pro forma	$0.06	$0.56	$0.20	$0.69

Diluted, as reported	$0.07	$0.55	$0.21	$0.68

Diluted, pro forma	$0.06	$0.55	$0.20	$0.67

Because the determination of the fair value of all options granted includes vesting periods over several years and additional option grants are expected to be made each year, the above pro forma disclosures are not representative of pro forma effects of reported net income for future periods.

12. Product Warranties

The Company offers limited-duration warranties on MicroFridge® products and, at the time of sale, provides reserves for all estimated warranty costs based upon historical warranty costs. Actual costs have not exceeded the Company's estimates.

The activity for the six months ended June 30, 2005 is as follows:

Accrued Warranty

Balance, December 31, 2004	$268
Accruals for warranties issued	191
Settlements made (in cash or in kind)	(191)

Balance, June 30, 2005	$268

13. Subsequent Events

In August 2005, the Company completed a private offering of $150.0 million principal amount of 7 5/8% Senior Notes due 2015 (the "Private Notes") and, pursuant to the terms of registration and exchange rights granted to the holders of the Private Notes, intends to exchange the Private Notes for substantially identical 7 5/8% Senior Notes due 2015 to be issued in a publicly registered offering (the "Exchange Notes"). The Private Notes are, and, if and when issued, the Exchange Notes will be, guaranteed on a senior unsecured basis by the Company's existing subsidiaries, other than Tucson Limited Partners ("TLP"), a non-wholly owned subsidiary in which the Company owns a controlling interest.

Condensed consolidated financial information for the Company and its subsidiaries is not provided as the Company has no independent assets or operations, the guarantees are full and unconditional and joint and several, and TLP is a minor subsidiary, as defined in Rule 3-10 of Regulation S-X.

QuickLinks

  Exhibit 99.2